Exhibit 10.1

AMENDMENT NO. 2 AND WAIVER TO CREDIT AGREEMENT

AMENDMENT NO. 2 AND WAIVER TO CREDIT AGREEMENT, dated as of December 7, 2012 (this “Amendment”), among NEW ENTERPRISE STONE & LIME CO., INC. (the “Borrower”) and the Lenders signatories hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the lenders from time to time parties thereto (the “Lenders”) and Manufacturers and Traders Trust Company, individually, as the Issuing Bank, a Lender, as the Swing Lender and as the Agent, are parties to the Credit Agreement, dated as of March 15, 2012 (as amended by that certain Amendment No. 1 and Waiver to Credit Agreement dated September 7, 2012, the “Existing Credit Agreement”); terms not otherwise defined herein are used as defined in the Existing Credit Agreement;

WHEREAS, the Borrower has requested that the Lenders modify the requirement to deliver the financial statements due on January 14, 2013 to allow them to be delivered on March 15, 2013 and the Lenders are willing, subject to the terms and conditions set forth herein, to modify the requirement under the Credit Agreement, as more specifically set forth herein (the Existing Credit Agreement, as amended by this Amendment, and as the same may be amended, restated, modified or supplemented from time to time being referred to as the “Credit Agreement”); and

WHEREAS, the Borrower has notified the Agent that it will be unable to deliver its financial statements for the fiscal year ended February 29, 2012 in a timely way.

NOW, THEREFORE, in consideration of the agreements herein contained, and for other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

ARTICLE 1.  AMENDMENTS.  Upon satisfaction of the conditions set forth in Article 3 below, effective as of the date hereof, the Existing Credit Agreement shall be amended in the manner set forth below.

(a)                                 Subsection 6.1.2.  Subsection 6.1.2 (Delivery of Quarterly Financial Statements) of the Existing Credit Agreement is hereby amended to insert the following language immediately after the phrase “(or such later date as the Agent may agree)” therein:  “and for the fiscal quarter ended November 30, 2012 on or before March 15, 2013 (or such later date as the Agent may agree)”.

ARTICLE 2.  REPRESENTATIONS AND WARRANTIES.  In order to induce the Lenders, the Issuing Bank, the Swing Lender and the Agent to agree to amend the Existing Credit Agreement in the manner set forth herein, the Borrower makes the following representations and warranties, which shall survive the execution and delivery of this Amendment:

(a)                                 As of the date hereof, after giving effect to the amendments and waivers herein, no Default or Event of Default has occurred and is continuing;

(b)                                 Each of the representations and warranties of the Borrower and the other Loan Parties made herein and in the other Loan Documents is true and correct in all respects (or in all material respects if any such representation or warranty is not by its terms already qualified as to materiality) after giving effect to the amendments and waivers contemplated hereby as though each such representation and warranty were made at and as of the date hereof unless relating solely to an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date (or in all material respects as of such earlier date if any such representation or warranty is not by its terms qualified as to materiality);

(c)                                  No consent or approval of any third party, including, without limitation, any governmental agency or authority, is necessary with respect to any Loan Party in connection with the execution, delivery and/or performance of this Amendment and/or the enforceability hereof.  Upon execution by the parties set forth on the signature lines below, this Amendment will constitute the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with the terms hereof; and

(d)                                 None of the Borrower or any Loan Party has any existing claims or causes of action against the Agent, the Issuing Bank or any of the Lenders in connection with the Loan Documents or the Secured Obligations.

ARTICLE 3.  EFFECTIVENESS.  The amendments to the Existing Credit Agreement set forth herein shall become effective, as of the date hereof, immediately upon the last to occur of the following:

(a)                                 The Agent shall have received counterparts of this Amendment duly executed and delivered on behalf of the Loan Parties and the Majority Lenders.

(b)                                 The Agent shall have received payment by the Borrower of all invoiced out-of-pocket fees, costs, expenses (including but not limited to reasonable attorney fees) and other amounts required to be paid by Borrower in connection with the execution and delivery of this Amendment or otherwise under the Loan Documents.

(c)                                  The Agent shall have received such other information as it shall reasonably request before clauses (a) and (b), inclusive, above have been satisfied.

ARTICLE 4.  MISCELLANEOUS.

4.1                               Counterparts.  This Amendment may be executed in counterparts and by different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.  A photocopied, facsimile or pdf signature shall be deemed to be the functional equivalent of a manually executed original for all purposes.

4.2                               Ratification.  Except as set forth in Articles 1 and 5, no amendment or modification is intended hereby.  The Existing Credit Agreement, as amended and modified by this Amendment, and the other agreements, documents and instruments delivered in connection with the Existing Credit Agreement (and/or in connection with this Amendment) are, and shall continue to be, in full force and effect, and each of the parties hereto hereby confirms, approves and ratifies in all respects the Existing Credit Agreement, as amended by this Amendment, and each of the other agreements, documents and instruments delivered in connection with the Existing Credit Agreement (and/or in connection with this Amendment).  Without limiting the generality of the foregoing, the undersigned hereby confirm that, as of the date hereof, the pledges and the security interest granted pursuant to such agreements continue to secure all of the obligations under and in respect of (i) the Existing Credit Agreement as amended hereby and (ii) the related agreements, documents and instruments and acknowledges that it has no defenses or set offs to the amounts due under the Loan Documents.

4.3                               Payment of Expenses.  Without limiting other payment obligations of the Borrower set forth in the Credit Agreement, the Borrower agrees to pay all reasonable costs and expenses incurred by Agent in connection with the preparation, execution and delivery of this Amendment and any other documents, agreements and/or instruments which may be delivered in connection herewith, including, without limitation, the reasonable fees and expenses of Agent’s counsel, Drinker Biddle & Reath LLP.

4.4                               Governing Law.  This Amendment shall be construed in accordance with, and governed by, the internal laws of the Commonwealth of Pennsylvania, without regard to the choice of law principles of such state.

4.5                               References.  From and after the effective date of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and all references to the Credit Agreement in any and all agreements, instruments, certificates and other documents relating to the Credit Agreement, shall be deemed to mean the Credit Agreement as modified and amended by this Amendment and as the same may be further amended, modified or supplemented in accordance with the terms thereof.

ARTICLE 5.  WAIVER.  Effective upon the satisfaction of all conditions to the effectiveness of this Amendment, Lenders agree to waive any Defaults or the Events of Default pursuant to Subsection 6.1.3 (Delivery of Annual Financial Statements) of the Existing Credit Agreement due to the failure of the Borrower to deliver its audited financial statements on or prior to December 3, 2012 solely to the extent that (a) an extension of such delivery date has been granted by the Administrative Agent on or prior to the date of this Amendment and (b) such Defaults or Events of Default would not have existed had such extension been in effect prior to

December 3, 2012.  This waiver is limited to its express terms and shall not imply any additional or future waivers (including waivers of any Defaults that occur or continue after the date of this Amendment), similar or dissimilar nor does this Amendment, this waiver or any extensions of time previously granted by the Lenders imply that the Lenders would be willing to grant any future extensions or waivers.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective, duly authorized officers as of the date first above written.

NEW ENTERPRISE STONE & LIME CO., INC.

By	/s/ Paul I. Detwiler, III
Name:	Paul I. Detwiler, III
Title:	President, Chief Financial Officer and Secretary

[Signature Page to Amendment No. 2 and Waiver to Credit Agreement]

MANUFACTURERS AND TRADERS TRUST COMPANY, in its capacity as the Agent, the Issuing Bank, the Swing Lender and a Lender

By	/s/ Robert Bilger
Name:	Robert Bilger
Title:	Vice President

[Signature Page to Amendment No. 2 and Waiver to Credit Agreement]